EXHIBIT 8.1

                                 SUBSIDIARIES

      As of December 31, 2005, we owned, directly or indirectly, the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

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Name                                              Our Interest       Jurisdiction of incorporation
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
CNOOC China Limited                               100%               Tianjin, PRC

CNOOC Finance (2002) Limited                      100%               British Virgin Islands

CNOOC Finance (2003) Limited                      100%               British Virgin Islands

CNOOC Finance (2004) Limited                      100%               British Virgin Islands

Malacca Petroleum Limited                         100%               Bermuda

OOGC America, Inc.                                100%               Delaware, USA

OOGC Malacca Limited                              100%               Bermuda

CNOOC Southeast Asia Limited                      100%               Bermuda

CNOOC ONWJ Ltd.                                   100%               Labuan, F.T., Malaysia

CNOOC SES Ltd.                                    100%               Labuan, F.T., Malaysia

CNOOC Poleng Ltd.                                 100%               Labuan, F.T., Malaysia

CNOOC Madura Ltd.                                 100%               Labuan, F.T., Malaysia

CNOOC Blora Ltd.                                  100%               Labuan, F.T., Malaysia

CNOOC Wiriagar Holding Ltd.                       100%               British Virgin Islands

CNOOC Wiriagar Overseas Ltd.                      100%               British Virgin Islands

CNOOC Muturi Holding Ltd.                         100%               British Virgin Islands

CNOOC Muturi Ltd.                                 100%               The Isle of Man

CNOOC Morocco Limited                             100%               Cayman Islands

CNOOC Canada Limited                              100%               British Virgin Islands

CNOOC Hong Kong Holding Limited                   100%               Hong Kong

CNOOC Belgium BVBA                                100%               Belgium

CNOOC Australia Limited                           100%               British Virgin Islands

CNOOC NWS Private Ltd.                            100%               Singapore

CNOOC Singapore Private Limited                   100%               Singapore

CNOOC Africa Holding Limited                      100%               British Virgin Islands

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CNOOC Africa Limited                              100%               British Virgin Islands

CNOOC Exploration & Production Limited            100%               Nigeria

CNOOC Africa (UK) Limited                         100%               London, UK

CNOOC Myanmar Holding Limited                     100%               British Virgin Islands

CNOOC Myanmar Limited                             100%               British Virgin Islands

CNOOC Caspian (Kazakhstan) Limited                100%               Cayman Islands

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